As filed with the Securities and Exchange Commission on December 18, 2015

Registration No. 33-63610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

International Game Technology PLC

(Exact name of registrant as specified in its charter)

England and Wales	98-1193882
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

66 Seymour Street, 2nd Floor

London W1H 5BT

United Kingdom

+44 (0) 207 535 3200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

IGT 401(K) Savings Plan

(Full title of the plan)

CSC Services of Nevada, Inc.

2215-B Renaissance Drive

Las Vegas, NV 89119

(518) 433-4740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pierfrancesco Boccia
66 Seymour Street, 2nd Floor

London W1H 5BT

United Kingdom

Facsimile: +44 (0) 207 535 3250

DEREGISTRATION OF SECURITIES

International Game Technology PLC, a public limited company organized under the laws of England and Wales (the “Registrant”), is filing this Post-Effective Amendment No. 1 to deregister certain securities originally registered by the Registration Statement on Form S-8 (File No. 33-63610) (the “Registration Statement”) filed with the Securities and Exchange Commission on June 1, 1993. The Registration Statement registered an aggregate of 2,500,000 shares of common stock, par value $0.000625 per share (“Common Stock”) of International Game Technology, a Nevada corporation (“Legacy IGT”) and an indeterminate amount of plan interests (the “Plan Units”) to be offered or sold pursuant to the IGT 401(K) Savings Plan (the “Plan”).

The Plan no longer offers Common Stock as an investment option. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, pursuant to the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration any remaining shares of Common Stock and all Plan Units that were registered for issuance pursuant to the Registration Statement and that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and Plan Units.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rome, Country of Italy, on the 18th day of December, 2015.

INTERNATIONAL GAME TECHNOLOGY PLC

By:	/s/ Pierfrancesco Boccia
	Name:	Pierfrancesco Boccia
	Title:	Corporate Secretary

The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the employee benefit plan) has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on the 18th day of December, 2015.

IGT 401(K) SAVINGS PLAN

By:	/s/ Chris Popadic
	Name:	Chris Popadic
	Title:	Chair, IGT 401(K) Savings Plan Committee